Exhibit 99.1

DoubleVerify Announces Preliminary Fourth Quarter and Full Year 2021 Financial Results

NEW YORK – February 25, 2021 – DoubleVerify (“DV”) (NYSE: DV), a leading software platform for digital media measurement, data and analytics, today announced preliminary financial results for the fourth quarter and full year 2021 as well as its first quarter and full year 2022 outlook.

In conjunction with its Analyst and Investor Day today, DV will publish an investor presentation that can be located in the Investor Relations section of its website at https://ir.doubleverify.com/. The investor presentation provides additional financial metrics and business performance indicators.

Fourth Quarter 2021 Financial Highlights:

(All comparisons are to the fourth quarter of 2020)

●	Total revenue of $105.5 million, an increase of 34%.
●	Net income of $28.3 million, an increase of 248%.
●	Adjusted EBITDA of $40.4 million, an increase of 46%, representing a 38% EBITDA margin.

Full Year 2021 Financial Highlights:

(All comparisons are to full year 2020)

●	Total revenue of $332.7 million, an increase of 36%.
●	Net income of $29.3 million, an increase of 43%.
●	Adjusted EBITDA of $109.7 million, an increase of 50%, representing a 33% EBITDA margin.

First Quarter and Full-Year 2022 Guidance:

DoubleVerify anticipates Revenue and Adjusted EBITDA to be in the following ranges:

First Quarter 2022:

●	Revenue of $89 to $91 million, a year-over-year increase of 33% at the midpoint.
●	Adjusted EBITDA in the range of $21 to $23 million, representing a 24% margin at the midpoint.

Full Year 2022:

●	Revenue of $429 to $437 million, a year-over-year increase of 30% at the midpoint.
●	Adjusted EBITDA in the range of $126 to $134 million, representing a 30% margin at the midpoint.

Fourth Quarter and Full Year 2021 Conference Call and Webcast Information

DoubleVerify will host a conference call and live webcast to discuss its fourth quarter and full year 2021 financial results at 4:30 p.m. Eastern Time on Tuesday, March 8, 2022. To access the conference call, dial (877) 841-2987 for the U.S. or Canada, or (215) 268-9878 for international callers. The webcast will be available live on the Investors section of the Company’s website at https://ir.doubleverify.com/. In addition, an archived webcast will be available approximately two hours after the conclusion of the live event.

Non-GAAP Financial Measures:

In addition to our results determined in accordance with GAAP, we believe that certain non-GAAP financial measures, including Adjusted EBITDA and Adjusted EBITDA Margin, are useful in evaluating our business. We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by total revenue. The following table presents a reconciliation of Adjusted EBITDA, a non-GAAP financial measure, to the most directly comparable financial measure prepared in accordance with GAAP.

	Year Ended December 31,
	2021	2020

	(In Thousands)
Net income	$29,308	$20,453
Net income margin	9%	8%
Depreciation and amortization	30,285	24,595
Stock-based compensation	21,887	20,527
Interest expense	1,172	4,931
Income tax (benefit) expense	(3,487)	(3,144)
M&A and restructuring costs (a)	3,510	170
Offering, IPO readiness and secondary offering costs (b)	23,564	4,910
Other costs (c)	3,812	1,605
Other (income) expense (d)	(309)	(885)
Adjusted EBITDA	$109,742	$73,162
Adjusted EBITDA margin	33%	30%

(a)	M&A costs for the year ended December 31, 2021 consist of transaction and integration costs related to the acquisition of Meetrics and OpenSlate as well as associated restructuring costs and related activities. M&A costs for the year ended December 31, 2020 consist of deferred compensation costs related to Zentrick.
(b)	Offering, IPO readiness and secondary offering costs for the years ended December 31, 2021 and 2020 consist of third-party costs incurred in preparation for and completion of our IPO and secondary offering related expenses incurred on behalf of Providence Investor pursuant to the terms of the stockholder’s agreements between the Company and the Providence Investor.
(c)	Other costs for the year ended December 31, 2021 consist of recognition of a cease-use liability related to unoccupied leased office space and of reimbursements paid to Providence for costs incurred prior to the IPO date. Also included in the year ended December 31, 2021 are costs associated with the early termination of our agreement for the Zentrick Deferred Payment Terms, as previously disclosed as a contingency. For the year ended December 31, 2020, other costs related to the departure of the Company’s former Chief Executive Officer, third-party costs incurred in response to investigating and remediating certain IT/cybersecurity matters that occurred in March 2020 and reimbursements paid to Providence.
(d)	Other expense for the year ended December 31, 2021 and 2020 consists of changes in fair value associated with contingent considerations and the impact of foreign currency transaction gains and losses associated with monetary assets and liabilities.

	Three Months Ended
	Dec 31,	Dec 31,
	2021	2020

	(In Thousands)
Net income	$28,308	$8,130
Net income margin	27%	10%
Depreciation and amortization	8,296	6,428
Stock-based compensation	9,787	2,422
Option cancellation payments	—	14,543
Interest expense	237	1,973
Income tax (benefit) expense	(11,848)	(5,119)
M&A costs (recoveries)	2,382	(29)
Offering, IPO readiness and secondary offering costs	1,099	1,915
Other costs (recoveries)	2,825	(1,427)
Other (income) expense	(674)	(1,244)
Adjusted EBITDA	$40,412	$27,592
Adjusted EBITDA margin	38%	35%

We use Adjusted EBITDA and Adjusted EBITDA Margin as measures of operational efficiency to understand and evaluate our core business operations. We believe that these non-GAAP financial measures are useful to investors for period to period comparisons of our core business and for understanding and evaluating trends in our operating results on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.

These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under GAAP. Some of the limitations of these measures are:

●	they do not reflect changes in, or cash requirements for, our working capital needs;
●	Adjusted EBITDA does not reflect our capital expenditures or future requirements for capital expenditures or contractual commitments;
●	they do not reflect income tax expense or the cash requirements to pay income taxes;
●	they do not reflect our interest expense or the cash requirements necessary to service interest or principal payments on our debt; and
●	although depreciation and amortization are non-cash charges related mainly to intangible assets, certain assets being depreciated and amortized will have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements.

In addition, other companies in our industry may calculate these non-GAAP financial measures differently than we do, limiting their usefulness as a comparative measure. You should compensate for these limitations by relying primarily on our GAAP results and using the non-GAAP financial measures only supplementally.

Forward-Looking Statements

This press release includes “forward-looking statements”. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any statements in this press release regarding future revenues, earnings, margins, financial performance or results of operations (including the guidance provided under “First Quarter and Full-Year 2022 Guidance”), and any other statements that are not historical facts are forward-looking statements. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. These risks, uncertainties, assumptions and other factors include, but are not limited to, the competitiveness of our solutions amid technological developments or evolving industry standards, the competitiveness of our market, system failures, security breaches, cyberattacks or natural disasters, economic downturns and unstable market conditions, our ability to collect payments, data privacy legislation and regulation, public criticism of digital advertising technology, our international operations, our use of “open source” software, our limited operating history and the potential for our revenues and results of operations to fluctuate in the future. Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make.

Further information on these and additional risks, uncertainties, and other factors that could cause actual outcomes and results to differ materially from those included in or contemplated by the forward-looking statements contained in this press release are included under the caption “Risk Factors” under our final prospectus dated November 17, 2021 and filed with the SEC pursuant to Rule 424(b)(4) on November 19, 2021.

We have based our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. Any forward-looking information presented herein is made only as of the date of this press release, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

About DoubleVerify

DoubleVerify is a leading software platform for digital media measurement and analytics. Our mission is to make the digital advertising ecosystem stronger, safer and more secure, thereby preserving the fair value exchange between buyers and sellers of digital media. Hundreds of Fortune 500 advertisers employ our unbiased data and analytics to drive campaign quality and effectiveness, and to maximize return on their digital advertising investments – globally.

Investor Relations

Tejal Engman

DoubleVerify

IR@doubleverify.com

Media Contact

Chris Harihar

Crenshaw Communications

646-535-9475

chris@crenshawcomm.com